Exhibit 99.1

THE LGL GROUP, INC. WILL NOT FILE ITS ANNUAL REPORT ON
FORM 10-K FOR FISCAL 2007 BY THE EXTENDED DEADLINE

Orlando, FL, April 16, 2008 -- The LGL Group, Inc. (AMEX: LGL) (the “Company”) today announced that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”) within the extended filing deadline under Rule 12b-25 of the Securities Exchange Act of 1934.  The Company will not file the Annual Report because the Company is revising its previously issued financial statements to correct for certain errors in its financial statements described below.

The Company’s management, in conjunction with the Company’s Audit Committee, has concluded that the Company’s previously issued interim financial statements for fiscal 2007 should no longer be relied upon due to certain errors occasioned by (i) the Company’s failure to identify an impairment of certain assets of Lynch Systems, Inc. (“Lynch Systems”), one of the Company’s wholly-owned subsidiaries, that existed as of June 2007 (the “Impairment Error”); and (ii) the Company’s improper recording of the effects of a currency remeasurement previously performed to correct the erroneous assessment of the functional currency of the Company’s wholly-owned Indian subsidiary (the “Remeasurement Error”).  The Impairment Error and Remeasurement Error are explained in greater detail below.

The Impairment Error

The Company has determined that impairment indicators existed with respect to certain assets of Lynch Systems as of June 2007 based upon criteria defined within Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” and that accordingly the carrying value of the identified asset group exceeded its estimated fair value as of June 30, 2007.  The Impairment Error, which was primarily triggered by the Company’s sale of Lynch Systems completed on June 19, 2007, is reflected in the Company’s financial statements for the second quarter of fiscal 2007.

The Remeasurement Error

The Company determined during the second quarter of fiscal 2007 that it erroneously assessed the functional currency of its Indian subsidiary to be the Indian Rupee rather than the U.S. Dollar.  The Company performed a currency remeasurement first disclosed in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2007.  Upon a further review of the currency remeasurement, performed in connection with the preparation of the Company’s financial statements for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, it was determined that the effects of the currency remeasurement were not properly recorded in certain of the Company’s previously issued financial statements.  The Company is in the process of determining the proper effects and materiality of the currency remeasurement.

The Company has apprised the American Stock Exchange of its inability to file the Annual Report in a timely fashion.  The Company intends to file the Annual Report as soon as practicable after the Company finishes preparing its financial statements for inclusion in the Annual Report, which the Company expects to be completed during May 2008.

Management’s preliminary estimates (unaudited) of certain financial statement items as of and for the year ended December 31, 2007 are set forth below.  As the Company is in the process of determining the effects of the currency remeasurement, certain of these estimates are stated as a range (X to Y).  All of the financial statement items set out below are in thousands of dollars, except per share amounts.

(unaudited)

Year ended December 31, 2007

Revenues	$39,536
Income from continuing operations before income taxes	513 to 684
Impairment loss on Lynch Systems’ assets	(905)
Net loss	(2,526) to (2,355)
Total assets	22,876
Total shareholders’ equity	12,369
Basis and diluted net loss per common share	(1.10) to (1.18)

The LGL Group, Inc. is the holding company for MtronPTI (www.mtronpti.com), a leading global manufacturer and marketer of custom-designed electronic components used to control the frequency of electronic signals in communications equipment.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions under Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  The Company uses forward-looking statements in its description of its plans and objectives for future operations and assumptions underlying these plans and objectives, as well as in its expectations, assumptions, estimates and projections about the Company’s business and industry.  These forward-looking statements involve risks and uncertainties.  The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors as more fully described in this report.

Forward-looking terminology includes the words “may”, “expects”, “believes”, “anticipates”, “intends”, “projects” or similar terms, variations of such terms or the negative of such terms.  These forward-looking statements are based upon the Company’s current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in such forward-looking statements.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this report to reflect any change in its expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Contact:

The LGL Group, Inc.
Harold Castle
Chief Financial Officer
(407) 298-2000 ext. x146

VJE Consultants
Victor Emmanuel
(914) 305-5198